     As filed with the Securities and Exchange Commission on September 29, 1998

           Securities Act Registration No. 333-_________ Exchange Act
                            Registration No. 0-23049

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               SVI HOLDINGS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                               84-1131608
    -------------------------                -------------------
    (State or Other Juris-                    IRS Employer Iden-
    diction of Incorporation)                 tification Number)

                               7979 Ivanhoe Avenue
                                    Suite 500
                           La Jolla, California 92037
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                           Incentive Stock Option Plan
                           ---------------------------
                            (Full Title of the Plan)

                               Barry M. Schechter
                             Chief Executive Officer
                         7979 Ivanhoe Avenue, Suite 500
                           La Jolla, California 92037
                                 (619) 551-2365
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

            It is requested that copies of communications be sent to:
                                 David L. Reese
                       Chief Financial Officer, Secretary
                         7979 Ivanhoe Avenue, Suite 500
                           La Jolla, California 92037
                                 (619) 551-2365

                              Norman L. Smith, Esq.
                      Solomon Ward Seidenwurm & Smith, LLP
                            401 B Street, Suite 1200
                           San Diego, California 92101
                                 (619) 231-0303

      ---------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE
      ---------------------------------------------------------------------
      Title of Each                 Proposed
      Class of       Proposed       Maximum                       Amount of
      Securities     Maximum        Offering     Aggregate        Regis-
      to be          Amount to be   Price        Offering         tration
      Registered     Registered     Per Share    Price            Fee

      $.0001 par     1,358,800
      value common   shares (1)     $6.59       $8,954,492        $2,641.58 (2)
      stock

(1) The number of shares of common stock set forth is the maximum allowed in aggregate of shares available for the grant of stock options under the Incentive Stock Option Plan. This Registration Statement also covers an indeterminate number of additional shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Plan and Prospectus.

(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $6.59 per share, the average of the high and low price for the Registrant's common stock reported on the American Stock Exchange on September 18, 1998, in accordance with Rule 457(h).

                                EXPLANATORY NOTE

This registration statement on Form S-8 contains two parts. The first part is a prospectus which covers reoffers and resales of 841,185 shares of $.0001 par value common stock which may be issued to affiliates of the Registrant upon exercise of options granted pursuant to the Registrant's Incentive Stock Option Plan. The second part contains information required in a registration statement on Form S-8. Pursuant to the Note to Part I of Form S-8, the information required to be in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not being filed with the Securities and Exchange Commission.

PROSPECTUS

                               SVI HOLDINGS, INC.

                         841,185 Shares of Common Stock
                          (Par Value $0.0001 Per Share)

         This Prospectus relates to 841,185 shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"), of SVI Holdings, Inc., a Nevada corporation (the "Company" or "SVI"), which may be sold from time to time by the selling shareholders named herein (the "Selling Shareholders"). As used in this Prospectus, "Selling Shareholders" includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this Prospectus. The Shares are issuable to the Selling Shareholders pursuant to options (the "Options") granted under certain stock option agreements between the Company and the Selling Shareholders. The Company will receive various amounts ranging from approximately $0.75 to $4.54 for each Share issued upon the exercise of the Options. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. All expenses of registration incurred in connection with this offering are being borne by the Company; all selling and other expenses incurred by the Selling Shareholders in connection with the sale of the Shares will be borne by the Selling Shareholders. The Company is not aware of any underwriting arrangements with respect to the sale of any of the Shares by the Selling Shareholders.

         The Shares may be offered by or for the account of the Selling Shareholders, from time to time, on the American Stock Exchange or on any stock exchange or market on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealer acquiring Shares from a Selling Shareholder may sell such Shares in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions or through a combination of such methods. See "Selling Shareholders" and "Plan of Distribution."

         The Common Stock is traded on the American Stock Exchange under the symbol "SVI". On September 18, 1998 the closing price of the Common Stock was $6.75 per share.

                            ------------------------
         The Common Stock offered hereby involves a high degree of risk.
                 See "Risk Factors" commencing on page 5 hereof.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus has been prepared for the purpose of allowing reoffers and resales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Shares. The Selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

         No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference herein should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy the Shares in any State or other jurisdiction where, or to any person to whom, it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sales made hereunder, under any circumstances, shall create any implication that there has been no change in the affairs of the Company between the date hereof and the date of any such sale.

                 The date of this Prospectus is September 29, 1998.


                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and files reports, proxy statements and other information required by the Exchange Act with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information may also be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov.

         A Registration Statement on Form S-8, together with all exhibits and documents incorporated in the Registration Statement by reference (the "Registration Statement") has been filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement, exhibit or other document are not necessarily complete, and each statement is qualified by reference to the copies of documents filed or incorporated by reference as an exhibit to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

         The Company intends to furnish to holders of Common Stock for each fiscal year an annual report which contains consolidated financial statements prepared in accordance with United States generally accepted accounting principles and audited and reported on, with an opinion expressed by, an independent public accounting firm, and such other reports as may be required by law.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents (or parts thereof) filed by the Company with the Commission are incorporated by reference in this Prospectus:

        (a) The Company's Annual Report on Form 10-KSB for the transitional fiscal year ended March 31, 1998.

        (b) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

        (c) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for periods since September 30, 1997.

        (d) The description of the Common Stock of the Company contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act.

          (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, will be incorporated by reference in this Prospectus and become a part of it from the date of filing of such documents. Any statement contained in this Prospectus or in any document incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in any other subsequently filed document, which also is incorporated by reference, modifies or supersedes such statement. Any modified or superceded statement will no longer be part of this Prospectus except as it is modified.

         The Company will furnish without charge to each person who receives a copy of this Prospectus a copy of any of the documents which are incorporated by reference (other than exhibits to such documents upon request, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to Mr. David
L. Reese, Secretary, SVI Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037. The Company's telephone number is (619) 551-2365.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus, including all documents incorporated by reference, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The Company is including this statement for the express purpose of availing itself of the protections of such safe harbor provisions with respect to all of such forward-looking statements. The forward-looking statements in this Prospectus reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including competition, fluctuations in currency exchange rates, the demand for the Company's products and services internationally, especially in the United Kingdom, Australia and South Africa, and other risk factors included in this Prospectus or identified from time to time in the Company's filings with the Commission. These risks and uncertainties could cause actual results to differ materially from historical results or those anticipated. In this Prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify forward-looking statements. Readers are cautioned to consider the specific risk factors described below and not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances after the date of this Prospectus.

         All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

                                  RISK FACTORS

         The securities of the Company are speculative in nature and involve a high degree of risk. In addition to the other information contained in this report, potential purchasers should carefully consider the following risk factors.

         POSSIBLE FLUCTUATIONS IN OPERATING RESULTS. There can be no assurance that the Company's operating subsidiaries will continue to operate profitably, or that prior trends will be indicative of future results of operations. The Company expects that its operating results will fluctuate in the future as a result of factors such as increases in competition, significant acquisitions, currency fluctuations, political changes, overall domestic and international economic conditions, and other circumstances that may not be foreseeable at this time. The Company will have no control or influence over many of these factors.

         RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS. In connection with the Company's plan to grow its existing markets and expand into new markets, the Company intends to acquire existing entities and convert or integrate such entities' existing operations and products with the Company's operations and products or those of its wholly owned subsidiaries. If the Company does enter into any such acquisition transactions, the Company does not intend to seek shareholder approval unless it is required to do so by applicable law or the regulations of the American Stock Exchange or another market where the Company's securities trade. Therefore, the shareholders of the Company may not have the ability to review the financial statements of the acquisition candidate or to vote on the acquisition. Any such acquisition could substantially dilute the ownership interest of the existing shareholders. The Company may compete for acquisition and expansion opportunities with companies which have significantly greater financial and other resources. There can be no assurance that the Company will be able to locate or acquire suitable acquisition candidates, or that any operations that are acquired can be effectively and profitably integrated into the Company's existing operations. Additionally, although acquisitions will be designed to increase the Company's long-term profitability, they may negatively impact the Company's operating results, particularly during the periods immediately following an acquisition, as a result of capital funding requirements, the dedication of management resources that may temporarily detract attention from other operations, difficulties of combining research and development and sales and marketing efforts, the necessity of coordinating geographically separated organizations, and difficulties integrating personnel with disparate business backgrounds and combining different corporate cultures.

         COMPETITION. The information technology industry is highly competitive. The industry includes major domestic and international companies, many of which have financial, technical, marketing, sales, distribution and other resources substantially greater than those of the Company and its subsidiaries. Although the Company generally competes in specialty sectors of the information technology industry where competition has been less intense, the Company expects competition in each of these sectors to increase. As competition increases, competitors can be expected to aggressively price their products and offer new products and services not currently offered by the Company or its subsidiaries. Emergence of new competitors, particularly those offering lower cost products, enhancements and/or additional features, may impact margins and intensify competition in new markets.

         DEPENDENCE ON KEY PERSONNEL. The Company's success depends upon the continued contributions of its Chief Executive Officer, Barry M. Schechter. The Company's success also depends upon the executive management of its operating subsidiaries. The business of the Company could be adversely affected by the loss of services of, or a material reduction in the amount of time devoted to the Company by its executive officers.

         CONTROL BY MAJORITY SHAREHOLDER. As of the date of this Prospectus, Softline Limited owns approximately 57% of the issued and outstanding stock of the Company. As a result, Softline has the power to exercise majority control of the Company, with the ability to approve fundamental corporate transactions and to control the election of the Board of Directors. Barry M. Schechter, the Chief Executive Officer and a director of the Company, is also a director of Softline. Messrs. Ivan Epstein, Gerald Rubenstein and Marcel Golding are also directors of both Softline and the Company, and Mr. Epstein is Chief Executive Officer of Softline.

         NO ASSURANCE OF PUBLIC MARKET; POTENTIAL VOLATILITY OF STOCK PRICE. There has been only a limited public trading market for the Common Stock. Price and volume quotations were previously reported on the OTC Bulletin Board and since July 8, 1998 on the American Stock Exchange, but there can be no assurance that an active trading market will develop or be sustained. The market price of the Common Stock could be subject to significant fluctuations in response to operating results and other factors, many of which are not within the control of the Company. In addition, in recent years the stock market in general, and the market for shares of small capitalization stocks in particular, have experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of affected companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.

         EFFECTS OF POSSIBLE ISSUANCE OF PREFERRED STOCK. The Company's articles of incorporation authorize the issuance of preferred stock in the future without further shareholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The Company has no present plans to issue any shares of preferred stock. Any issuance of preferred stock could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of the outstanding voting stock of the Company.

         RISKS OF INTERNATIONAL BUSINESS. The Company through its subsidiaries currently has significant operations abroad and plans to expand its foreign operations. Although senior management of the Company and its subsidiaries have significant experience managing international operations, the Company has limited experience in some of the foreign markets in which its subsidiaries operate. International expansion efforts may strain the Company's management and other resources. Any failure of the Company to expand in an efficient manner or to manage its dispersed organization could have a material adverse impact on the Company's business and financial results. Other risks that will be faced by the Company in its international business include potentially costly regulatory requirements; unexpected changes in regulatory requirements; application of foreign law; fluctuations in currency exchange rates (which could materially and adversely affect the Company's results of operation and, in addition, may have an adverse effect on demand for the Company's products abroad); tariffs or other barriers; difficulties in staffing and managing foreign operations; political and economic instability; difficulties in accounts receivable collection; extended payment terms; and potentially negative U.S. and foreign tax consequences. These factors could have an adverse impact on the Company's business and financial results in the future or require the Company to modify its current business practices.

         SUBSTANTIAL FUTURE CAPITAL NEEDS; NO FUNDING COMMITMENTS. Expansion of the Company's business, including acquisitions, may require a commitment of substantial funds. To the extent that the internally generated funds are insufficient to fund the Company's operating requirements, it may be necessary for the Company to seek additional funding, either through collaborative arrangements or through public or private financing. Except as set forth in the Company's financial statements the Company has no current commitments or arrangements with respect to, or readily available sources of, additional funding. There can be no assurance that additional financing will be available on acceptable terms or at all. If additional funds are raised by issuing equity securities, dilution to the existing shareholders will likely result. If adequate funds are not available, the Company's business could be adversely affected.

         DEPENDENCE ON PROPRIETARY TECHNOLOGY; LACK OF PATENTS AND PROPRIETARY PROTECTION; RISKS OF THIRD PARTY INFRINGEMENT CLAIMS. The Company and its subsidiaries presently have no patents with respect to their proprietary technology. Instead, the Company and its subsidiaries currently rely upon copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect their proprietary products. All of these afford only limited protection. Accordingly, there can be no assurance that the Company's measures to protect its current proprietary rights will be adequate to prevent misappropriation of such rights or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies. Additionally, although the Company believes that its products and technologies do not infringe upon the proprietary rights of any third parties, there can be no assurance that third parties will not assert infringement claims against the Company. Similarly, infringement claims could be asserted against products and technologies which the Company licenses, or has the rights to use, from third parties. Any such claims, if proved, could materially and adversely affect the Company's business and results of operations. In addition, though any such claims may ultimately prove to be without merit, the necessary management attention to, and legal costs associated with, litigation or other resolution of such claims could materially and adversely affect the Company's business and results of operations.

         RAPID OBSOLESCENCE AND TECHNOLOGICAL CHANGE. The market for information technology products and services is characterized by rapidly changing technology, frequent introductions of new products and evolving industry standards which result in product obsolescence and short product life cycles. Accordingly, the Company's success is dependent upon its ability to anticipate technological changes in the industry and to continually identify, obtain and successfully market new products and services that satisfy evolving technologies, customer preferences and industry requirements. There can be no assurance that competitors will not market products and services which have perceived advantages over those of the Company and its subsidiaries or which render products and services to be offered by the Company and its subsidiaries obsolete or less marketable.

         NO DIVIDENDS ON COMMON STOCK. The Company has not previously paid any cash or other dividends on its Common Stock and does not anticipate payment of any dividends for the foreseeable future. The Company anticipates retaining its earnings to finance its operations, growth and expansion.

         CERTAIN UNITED STATES FEDERAL INCOME TAX RISKS. It is possible that based on stock ownership and/or types of income, the Company may be classified as a passive foreign investment company, a controlled foreign corporation, a foreign personal holding company or a personal holding company for United States federal income tax purposes. Under the special rules that apply to such companies, United States residents may be required to include certain amounts in income before it is actually distributed to them. Although the Company intends, to the extent consistent with its other business goals, to operate in a manner that will minimize the adverse effects of such provisions, if applicable, no assurance of such a result can be given. Therefore, each shareholder should consult his or her own tax advisor with respect to the tax consequences to him or her of the ownership and disposition of the Company's Common Stock, including the applicability and effect of federal, state, local and foreign tax laws and of changes in applicable tax laws.

         YEAR 2000 SOFTWARE COMPLIANCE ("MILLENNIUM BUG"). The Company and its subsidiaries are primarily reliant on software developed internally. Although such software has been enhanced to provide for the year 2000, it is possible that programs acquired from third parties and incorporated into applications may contain such errors. The Company intends to continue testing and enhancement of its software to ensure that risks related to the millennium bug are minimized. Due to the fact that such software is continually in the process of development and enhancement, additional costs related to the correction of this problem are not expected to be significant.

The Company is not in a position to evaluate the extent (if any) to which any year 2000 issues that may affect the economy generally, its customers or any suppliers or others with whom the Company does business in particular would also be likely to affect the Company. Failure of one or more of the supplier's computer products or products supplied to the Company's customers to be year 2000 compliant would have a material effect on the Company's business.


                                 USE OF PROCEEDS

         The Company will not realize any proceeds from the sale of the Shares which may be sold pursuant to this Prospectus for the respective accounts of each of the Selling Shareholders. The Company will however derive proceeds of approximately $1,502,000 if all of the Options are exercised. Such proceeds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the Options will be exercised. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

         An aggregate of 841,185 Shares are being offered for resale by certain security holders of the Company pursuant to this Prospectus. Those Shares are issuable upon exercise by the holders of Options granted under the Plan. All Shares, to the extent they are being offered, are being offered for the account of the following Selling Shareholders. The Company has no knowledge of the intentions of any Selling Security Holder to actually sell any of the Shares. There are no material relationships between any of the Selling Shareholders and the Company other than as disclosed below. All such persons have (or will have, upon the exercise of outstanding Options) sole voting and investment power with respect to the Shares being offered.


                                                                                   Beneficial       Percentage
                                                                                   Ownership of     of Total
                            Beneficial Ownership    Number of Shares               Common Stock     Common Stock
                            of Common Stock at      Offered for Account            Outstanding      Owned After
Selling Shareholder (3)     Prospectus Date (1)     of Selling Shareholder (2)     After Offering   Offering
-------------------         -------------------     --------------------------     --------------   ------------
Barry M. Schechter (4)            5,519,575 (4)                  95,375                5,424,200        19.2%

Arthur S. Klitofsky (5)             462,200                     312,000                  150,200          <1%

Russell A. Schechter (6)            461,510                     263,810                  197,700          <1%

David L. Reese (5)                   40,000                      40,000                        0           0%

Shaun Rosen (5)                     880,000                      80,000                  800,000         2.8%

Peter Nagle (5)                      50,000                      50,000                        0           0%


(1) Includes all Shares of Common Stock which may be acquired by such Selling Shareholder upon the exercise of stock options whether or not presently exercisable.

(2) The number of Shares of Common Stock issuable upon exercise of the Options is the number of Options granted to the Selling Security Holder under the Plan and assumes exercise of all of the Options.

(3) Assumes exercise of all options held by each Selling Shareholder and sale of all Shares acquired on exercise.

(4) Barry M. Schechter is Chief Executive Officer and a director of the Company. Beneficial shareholdings for Mr. Schechter include 5,402,000 shares held by Claudav Holdings Ltd. B.V. and 2,000 shares held by minor children of Mr. Schechter. Mr. Schechter is a director of Softline Ltd. and a shareholder of the Company holding approximately 57% of the Company's issued and outstanding Common Stock.

(5)  An executive officer and/or director of the Company.

(6) Russell A. Schechter was an officer and director of the Company until July 1, 1998.

                              PLAN OF DISTRIBUTION

         The purpose of the Prospectus is to permit the Selling Shareholders, if they desire, to offer Shares at such times and at such places as the Selling Shareholder chooses.

         The decision to exercise the Options into Shares, or to sell any Shares, is within the sole discretion of the Option holders. There can be no assurance that any of the options will be exercised or that any Shares will be sold by the Selling Shareholders.

         The sales of the Shares by the Selling Shareholders may be effected, from time to time, on the American Stock Exchange or on any stock exchange or market on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares (which compensation as to a particular broker-dealer might be in excess of customary commissions). Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed, including block trading in negotiated transactions.



         The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting compensation under the Securities Act.

         The Company has advised the Selling Shareholders that Regulation M under the Exchange Act (concerning certain manipulative practices) may apply to their sales in the market. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase Shares as principal, any profits received on the resale of such Shares, may be deemed to underwriting discounts and commissions under the Securities Act.

         Upon the Company being notified by a Selling Shareholder that it has entered into any material arrangement with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or for the purchase by a broker or dealer, the Company will file a supplement to this Prospectus in accordance with Rule 424(b) under the Securities Act. In addition, the Company will file a supplement to this Prospectus if it is notified that a donee or pledgee intends to sell more than 500 Shares.

         Any Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurances that the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

         All expenses of the registration of the Shares will be paid for by the Company.


                                  LEGAL MATTERS

         The validity of the Shares offered by this Prospectus has been passed upon for the Company by Solomon, Ward, Seidenwurm & Smith LLP, 401 B Street, Suite 1200, San Diego, California 92101.

                                     EXPERTS

         The consolidated financial statements and schedules of the Company as of March 31, 1998 and for the six month period ended March 31, 1998, and as of September 30, 1997 and the one year periods ended September 30, 1997 and 1996, have been incorporated by reference and in the Registration Statement in reliance upon the report of Singer Lewak Greenbaum & Goldstein LLP, independent certified public accountants.

                                 INDEMNIFICATION

         Directors, officers or employees of the Company or persons serving at its request as directors, officers or employees of another corporation or enterprise are entitled to indemnification as provided in the Articles of Incorporation of the Company, which provide for indemnification to the fullest extent permitted under the Nevada Business Corporation Act. These provisions are broad enough to permit indemnification of such persons from liabilities arising under the Securities Act of 1933, as amended; however, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act, and is, therefore, unenforceable.

No dealer, salesperson, or any person
has been authorized to give any
information or make any representation
not contained in, or incorporated by
reference in, this Prospectus, and, if                   841,185 Shares
given or made, such information or                             of
representation must not be relied                         Common Stock
upon as having been authorized by                          offered by
authorized by the Company.  This                       Selling Shareholders
Prospectus does not of an offer to sell,
or a solicitation of an offer to buy
any of the securities offered hereby
in any jurisdiction to person to whom
it is unlawful to make such offer in
such jurisdiction.  Neither the
delivery of this Prospectus any sale
made hereunder shall, under any
circumstances, create any implication
that the information herein is correct                    SVI HOLDINGS, INC.
as of any time subsequent to the
date hereof, or that there has been
no change in the affairs the Company
since such date.

    ----------------------

       Table of Contents

                             Page

Available Information........... 4
Incorporation of Certain
   Documents by Reference....... 4
Disclosure Regarding Forward-
   Looking Statements........... 5
Risk Factors.................... 5
Use of Proceeds................. 7
Selling Shareholders............ 7
Plan of Distribution............ 8
Legal Matters................... 9
Experts......................... 9
Indemnification................. 9


                                                         September 29, 1998

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The Company's Annual Report on Form 10-KSB for the transitional fiscal year ended March 31, 1998, and the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, are incorporated by reference. All other reports or documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since September 30, 1997 are incorporated herein by reference. All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

        The class of securities to be offered pursuant to this Registration Statement is the Company's common stock, par value $.0001 per share, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act). The description of the Company's common stock is contained in the Company's Registration Statement filed pursuant to Section 12(b) of the Exchange Act and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Named experts and counsel do not have a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries and were not connected with the Company or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter), voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers

        Directors, officers or employees of the Company or persons serving at its request as directors, officers or employees of another corporation or enterprise are entitled to indemnification as provided in the Articles of Incorporation of the Company, which provide for indemnification to the fullest extent permitted under the Nevada Business Corporation Act. These provisions are broad enough to permit indemnification of such persons from liabilities arising under the Securities Act of 1933, as amended; however, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act, and is, therefore, unenforceable.


Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        Reference is made to the Exhibit Index appearing following the signature page.

Item 9. Undertakings

        The undersigned Registrant hereby undertakes:

        (1) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in a post-effective amendment to the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, California on the 29th day of September, 1998.

                              SVI HOLDINGS, INC.


                              By:  /s/ Barry M. Schechter
                                 ---------------------------------------
                                   Barry M. Schechter,
                                   Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby constitutes and appoints as his true and lawful attorney(s)-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 was signed by the following persons in the capacities and on the dates indicated.

Signatures                   Capacity                          Date
----------                   --------                          ----

/s/ Barry M. Schechter
------------------------     Chairman of the Board,      September 29, 1998
Barry M. Schechter           Chief Executive Officer
                             and Director

/s/ David L. Reese
-------------------------    Chief Financial             September 29, 1998
David L. Reese               Officer, Secretary and
                             Director

/s/ Arthur S. Klitofsky
-------------------------    President, SVI Training     September 29, 1998
Arthur S. Klitofsky          Products, Inc., and
                             Director

/s/ Donald S. Radcliffe
-------------------------    Director                    September 29, 1998
Donald S. Radcliffe

/s/ Ivan M. Epstein
-------------------------    Director                    September 29, 1998
Ivan M. Epstein

/s/ Gerald Rubenstein
-------------------------    Director                    September 29, 1998
Gerald Rubenstein

/s/ Ian Bonner
-------------------------    Director                    September 29, 1998
Ian Bonner

/s/ Marcel Golding
-------------------------    Director                    September 29, 1998
Marcel Golding

                                  EXHIBIT INDEX

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.    Description
-----------    -----------

4.1            Incentive Stock Option Plan, as amended April 1, 1998.

4.2            Form of Stock Option Agreement

5              Opinion of Solomon, Ward, Seidenwurm & Smith LLP

23.1           Consent of Singer Lewak Greenbaum
               & Goldstein LLP

23.2           Consent of Solomon, Ward, Seidenwurm & Smith LLP (included in
               Exhibit 5)